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                            PASS-THROUGH CERTIFICATES
                    ABN AMRO MORTGAGE CORPORATION, DEPOSITOR

                                 TERMS AGREEMENT

                                                        Dated: December 20, 2000


To:      ABN AMRO MORTGAGE CORPORATION

Re: Underwriting Agreement, dated as of March 19, 1999 (the "Underwriting Agreement")


Ladies and Gentlemen:

         The undersigned (being herein called the "Underwriters"), understand that ABN AMRO Mortgage Corporation, a Delaware corporation (the "Company"), proposes to issue and sell $267,613,760 original principal amount of Pass-Through Certificates described below (the "Certificates"). The Certificates will be issued under a Pooling and Servicing Agreement dated as of December 1, 2000 among the Company as depositor, ABN AMRO Mortgage Group, Inc. as servicer and The Chase Manhattan Bank as trustee. The terms of the Certificates are summarized below and are more fully described in the Company's Prospectus Supplement prepared with respect to the Certificates.

         All the provisions (including defined terms) contained in the Underwriting Agreement are incorporated by reference herein in their entirety and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. The Closing Time referred to in Section 2 of the Underwriting Agreement shall be 9:00 a.m., Chicago, Illinois time, on December 21, 2000. Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Underwriters agree to purchase, severally and not jointly, the respective original principal amounts of Certificates set forth opposite their names in
Exhibit I hereto at the purchase price set forth below.

         The Underwriters will offer the Certificates for sale upon the terms and conditions set forth in the Prospectus.

         Subject to the terms and conditions set forth or incorporated by reference herein, the Underwriters will pay for the Certificates at the time and place and in the manner set forth in the Underwriting Agreement.

         The Underwriters will pay their pro rata share (based upon the principal amount of Offered Certificates each of the Underwriters has agreed to purchase as indicated on Exhibit I hereto) of all







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fees and expenses relating to any letter of independent certified public accountants delivered in connection with the Computational Materials.

Series Designation:  2000-4

Terms of the Certificates and Underwriting Compensation:



                               Original Principal
     Classes                       Amount                  Remittance Rate(1)             Price to Public
     -------                       ------                  ---------------                ---------------
Class A-1                     $15,300,000                   6.50%
Class A-2                     $75,000,000                   6.85%
Class A-3                     $15,000,000                   6.60%
Class A-4(2)                  $11,177,419                   7.75%
Class A-5(2)                  $5,787,096                    7.75%
Class A-6                     $74,700,000(3)                7.00%
Class A-7                     $44,603,660                   (6)
 Component A-7-1              $5,100,000                    7.75%
 Component A-7-2(2)           $2,225,806                    7.75%
 Component A-7-3(2)           $3,216,129                    7.75%
 Component A-7-4              $38,000,000(3)                7.75%(4)
 Component A-7-5(2)           $5,672,255                    7.75%
 Component A-7-6(5)           $1,503,660                    0.00%
Class A-8                     $4,973,000(3)                 7.75%(4)
Class A-9                     $3,600,000(3)                 7.75%(4)
Class A-10                    $25,000,000(3)                7.20%
Class A-X(2)                  $2,620,515                    7.75%
Class M                       $5,123,000                    7.25%
Class B-X(2)                  $426,193                      7.75%
Class B-1                     $2,966,000                    7.50%
Class B-2                     $1,348,000                    7.75%

--------------------------------------------------------------------------------



                                        2







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
Class R(7)                    $100                          7.75%


(1) Interest distributed to the Offered Certificates (other than the Principal Only Component) on each Distribution Date will have accrued during the preceding calendar month at the applicable per annum interest rate.

(2) Not entitled to receive distributions of principal and will accrue interest on its Notional Amount as described in the Prospectus Supplement.

(3) Will receive distributions of principal payable from the amounts of interest not paid to the Accrual Certificates (as defined in the Prospectus Supplement).

(4) Interest accrued on this class of certificates will initially be added to its principal balance rather than distributed to the holders of this class of certificates on each distribution date.

(5) Will not be entitled to distributions of interest and will only receive principal in respect of the Loans with Pass-Through Rates that are less than 7.75% per annum.

(6) The Class A-7 Certificates will be comprised of Component A-7-1, Component A-7-2, Component A-7-3, Component A-7-4, Component A-7-5 and Component A-7-6 having the characteristics described in the table above and the Prospectus Supplement.

(7) Will be comprised of two Components, Component R-1, which represents the sole residual interest in REMIC I (as defined in the Prospectus Supplement), and Component R-2, which represents the sole residual interest in REMIC II (as defined in the Prospectus Supplement).


Certificate Rating:

         Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Fitch, Inc. ("Fitch") shall each assign a rating of "AAA" to the Class A Certificates and the Class R Certificate. Fitch shall assign a rating of not less than "AA" to the Class M Certificates, not less than "A" to the Class B-X Certificates and Class B-1 Certificates and not less than "BBB" to the Class B-2 Certificates.

REMIC Election:

         The Company intends to cause an election to be made to treat REMIC I and REMIC II as "real estate mortgage investment conduits" (each, a "REMIC") for federal income tax purposes. All of the Certificates issued by REMIC I and REMIC II, other than the Class R Certificate, will represent ownership of REMIC "regular interests". The Class R Certificate will represent ownership of the REMIC "residual interest" in REMIC I and REMIC II.


                                        3







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Credit Enhancement:

         Senior/Subordinated: Shifting interest

Cut-off Date:

         The Cut-off Date is December 1, 2000.

Distribution Date:

         The 25th day of each month (or, if such 25th day is not a business day, the business day immediately following) commencing January 2001.

Purchase Price:

         The purchase price payable by the Underwriters for the Certificates is approximately 99.77% of the aggregate principal balance of the Certificates as of the Closing Date plus accrued interest from December 1, 2000 up to but not including the Closing Date.

Information Provided By Lehman Brothers:

         The information described in the last sentence of Section 6(b) of the Underwriting Agreement constitutes information furnished in writing by Lehman Brothers on behalf of the Underwriters expressly for use in the Registration Statement relating to such Series of Certificates as originally filed or in any amendment thereof, any related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

Underwriting Commission:

         Notwithstanding anything to the contrary in the Underwriting Agreement, no additional underwriting commission shall be payable by the Company to the Underwriters in connection with the purchase of the Certificates.

Closing Date and Location:

         December 21, 2000 at the Chicago, Illinois offices of Mayer, Brown & Platt.



                                        4







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         Please confirm your agreement by having an authorized Officer sign a copy of this Agreement in the space set forth below and returning a signed copy to us.



                                      LEHMAN BROTHERS INC.



                                      By: /s/ Stanley Labanowski
                                         ---------------------------------------
                                         Name:  Stanley Labanowski
                                         Title: Senior Vice President


                                      ABN AMRO INCORPORATED



                                      By: /s/ Maria Fregosi
                                         ---------------------------------------
                                         Name:  Maria Fregosi
                                         Title: First Vice President


ACCEPTED:

ABN AMRO MORTGAGE CORPORATION



By: /s/ Daniel J. Fischer
   -----------------------------------
   Name:  Daniel J. Fischer
   Title: Vice President


STANDARD FEDERAL BANCORPORATION, INC.



By: /s/ Joseph E. Krul
   -----------------------------------
   Name:  Joseph E. Krul
   Title: Executive Vice President







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                                    Exhibit I


Name                                                       Original Principal Amount of Certificates
----                                                       -----------------------------------------
LEHMAN BROTHERS INC.                                       100% of the Certificates

                                                    Total: $267,613,760